UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 25, 2016

TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2016, the Board of Directors (the “Board”) of TRI Pointe Group, Inc. (the “Company”) adopted an amendment and restatement of the Company's Bylaws (the “Amended and Restated Bylaws”) that provides for majority voting in uncontested director elections and makes certain other minor changes. Under the new majority voting provisions, at any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an “Uncontested Election” (as defined in Subsection 3.1(b) of the Amended and Restated Bylaws) shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than Uncontested Elections, the nominees for election as a director shall be elected by a plurality of the votes cast.

Section 3.6 of the Amended and Restated Bylaws also provides that, at all meetings of a committee of the Board, a majority of the directors then serving on the committee shall constitute a quorum, and the vote of the majority of the members of the committee present at the meeting shall be the act of the committee. In addition, Section 5.1 of the Amended and Restated Bylaws provides that stock certificates of the Company shall by signed by any two authorized officers.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01	Other Events.

On October 25, 2016, in connection with its adoption of the Amended and Restated Bylaws, the Board adopted an amendment and restatement of the Company’s Corporate Governance Guidelines implementing a director resignation policy and making certain other clarifying changes. The director resignation policy provides that any incumbent director who is not elected shall promptly tender a written offer of resignation as a director. The Nominating and Corporate Governance Committee of the Board will consider such resignation offer and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee's recommendation within 90 days following the certification of the stockholder vote. If the Board accepts a director’s resignation offer pursuant to this process, the Nominating and Corporate Governance Committee will recommend to the Board and the Board will thereafter determine whether to fill such vacancy or reduce the size of the Board. Any director who tenders his or her resignation pursuant to the director resignation policy will not participate in the proceedings of either the Nominating and Corporate Governance Committee or the Board with respect to his or her own resignation offer.

The Company's amended and restated Corporate Governance Guidelines are available on the Company's website, www.tripointegroup.com, in the Governance--Governance Documents section of the Investors webpage. Information on the Company's website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of TRI Pointe Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 27, 2016

TRI Pointe Group, Inc.

By:	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of TRI Pointe Group, Inc.